Form 51-102F3

MATERIAL CHANGE REPORT

Item 1

Name and Address of Company

Buffalo Gold Ltd. ("Buffalo" or the “Company”)
880 – 609 Granville Street
Vancouver, BC  V7X 1G5

Item 2

Date of Material Change

September 20, 2005

Item 3

News Release

A press release was issued on September 20, 2005, at Vancouver, B.C.

Item 4

Summary of Material Change

Buffalo reports that it has closed a non-brokered private placement of 1,000,000 shares at a price of USD$0.15 per share.

Item 5

Full Description of Material Change

Further to its news release of August 5, 2005, Buffalo Gold Ltd. reports that it has closed the non-brokered private placement of 1,000,000 shares at a price of USD$0.15 per share.  All shares issued under the placement are subject to a four-month hold period expiring January 19, 2006.

Item 6

Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

Item 7

Omitted Information

Not applicable.

Item 8

Executive Officer

John V. Tully, President of the Company at (604) 685-5492.

Item 9

Date of Report

September 20, 2005

BUFFALO GOLD LTD.

Per:

John V. Tully

John V. Tully
President and Director

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